UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2018

Harvest Capital Credit Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35906	46-1396995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
767 Third Avenue, 29th Floor
New York, NY 10017
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (212) 906-3589
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12-b2 of the Securities Exchange Act of 1934.

Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 12, 2018, Harvest Capital Credit Corporation (the "Company") held its 2018 annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders approved two proposals. The proposals are described in detail in the proxy statement of the Company dated April 20, 2018. As of April 17, 2018, the record date, 6,386,497 shares of common stock were outstanding and eligible to vote.
Proposal 1. The Company's stockholders elected one director of the Company who will serve until the 2021 annual meeting of stockholders or until his successor is duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Withheld	Broker Non-Votes
Richard A. Sebastiao	1,681,047	128,963	2,920,602

Proposal 2. The Company's stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018, as set forth below:

Votes For	Votes Against	Abstain
4,535,004	20,328	175,280

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2018	HARVEST CAPITAL CREDIT CORPORATION

	By:	/s/ William E. Alvarez, Jr.
	Name:	William E. Alvarez, Jr.
	Title:	Chief Financial Officer, Chief Compliance Officer & Secretary